As filed with the Securities and Exchange Commission on December 22, 1999
                                                      Registration No.33-______

================================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     -------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     -------------------------------------

                            ARKANSAS BEST CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             71-0673405
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

        3801 OLD GREENWOOD ROAD
         FORT SMITH, ARKANSAS                                       72903
(Address of principal executive offices)                          (Zip Code)


                      ------------------------------------
                            ARKANSAS BEST CORPORATION
                            SUPPLEMENTAL BENEFIT PLAN
                            (Full title of the plan)
                      ------------------------------------

              Richard F. Cooper                                 Copy to:
                 Secretary                               Riva T. Johnson, Esq.
         Arkansas Best Corporation                       Jenkens & Gilchrist,
          3801 Old Greenwood Road                    A Professional Corporation
        Fort Smith, Arkansas  72903                 1445 Ross Avenue, Suite 3200
              (501) 785-6000                             Dallas, Texas  75202
   (Name, address and telephone number
including area code of agent for service)

                       -----------------------------------


                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                         PROPOSED                 PROPOSED               AMOUNT OF
                                                   AMOUNT                MAXIMUM                  MAXIMUM              REGISTRATION
             TITLE OF CLASS OF                     TO BE              OFFERING PRICE             AGGREGATE                 FEE(3)
       SECURITIES TO BE REGISTERED               REGISTERED         PER OBLIGATION(2)        OFFERING PRICE(2)
------------------------------------------------------------------------------------------------------------------------------------
Supplemental Benefit Plan Obligations (1)       $15,000,000                100%                 $15,000,000               $4,170
====================================================================================================================================

         (1) The Supplemental Benefit Plan Obligations are unsecured obligations of Arkansas Best Corporation to pay benefits in the future in accordance with the terms of the Arkansas Best Corporation Supplemental Benefit Plan.
         (2) Estimated solely for the purpose of calculating the registration fee.
         (3) Calculated pursuant to Rule 457(c) and (h).

====================================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant and the Arkansas Best Corporation Supplemental Benefit Plan (the "Plan") hereby incorporate by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1998;

                  (2) the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999, filed with the Commission.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Under the Plan, Arkansas Best Corporation (the "Company"), will restore to eligible employees (i) benefits lost under the Arkansas Best Corporation Pension Plan (the "Qualified Plan") due to the Internal Revenue Code's (the "Code") limitations on compensation and benefits and certain design changes to the Qualified Plan, and (ii) the benefits lost under the Qualified Plan due to an eligible employee's participation under the Company's Voluntary Savings Plan (the "VSP"), a nonqualified deferred compensation plan for certain employees of the Company. The Plan is an unfunded arrangement, and all benefits are paid from the Company's general assets. Only officers of the Company designated by the Board of Directors (the "Eligible Employees") are eligible for benefits under the Plan. Certain Eligible Employees will receive a benefit under the Plan in an amount calculated by subtracting (i) such Eligible Employee's benefit under the Qualified Plan computed without regard to the compensation and benefit limits of the Code and certain design changes to the Qualified Plan from (ii) each such Eligible Employee's actual Qualified Plan benefit. The remaining Eligible Employees will receive a benefit calculated by subtracting (i) such Eligible Employee's benefit under the Qualified Plan computed without regard to his compensation deferral under the VSP from (ii) each such Eligible Employee's actual Qualified Plan benefit. The obligations of the Corporation under the

Plan (the "Obligations") will be unfunded, unsecured promises to pay the benefits in the future in accordance with the terms of the Plan, and will rank on a parity with other unsecured and unsubordinated indebtedness of the Corporation from time to time outstanding.

         Distributions of the vested account balance of each Obligation will be payable (i) in a lump sum within 30 days of the voluntary or involuntary termination of employment, death, or disability of any Eligible Employee, or
(ii) at the election of an Eligible Employee, at a specified later date or dates, in lump sum, in equal annual installments over a period of up to fifteen years, or in fixed annual payments over a period of up to fifteen years with the balance payable in the last payment (the "Deferral Period"), subject to the terms and limitations of the Plan. During the Deferral Period, the electing Eligible Employee will direct the notational investment of the deferred amounts amongst certain investments selected by the Company, and such Eligible Employee's deferred payments will reflect the notational investment performance.

         The Corporation has established a rabbi or grantor trust to hold, invest and reinvest the Obligations during the Deferral Period, if a Deferral Period is duly elected by any Eligible Employee. The placing of the Obligations in a rabbi trust does not protect the trust assets from the claims of the Company's general secured or unsecured creditors in the event of the Company's bankruptcy or insolvency. The Plan will be administered by the Company and the Company's Benefits Department.

         A participating employee's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution. The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination may reduce the amount of benefits credited to an Eligible Employee's account. Upon a change of control of the Company, the Obligations will be distributed pursuant to the terms of the Plan. The
Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the Obligations offered hereby have been passed upon for the Corporation by Richard F. Cooper, Esq., the Secretary of the Corporation and an employee of the Corporation eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation's Restated Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in the defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

         The Corporation has entered into indemnity agreements with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Corporation to the fullest extent permitted by the Delaware General Corporation Law and additionally permits advancing attorney's fees and all other costs, expenses, obligations, fines and losses, paid or incurred by a director generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the Corporation or any other party. If it is later determined that the director is or was not entitled to indemnification under applicable law, the Corporation is entitled to reimbursement by the director.

         The Indemnification Agreements further provide that in the event of a change in control of the Corporation, then with respect to all matters thereafter arising concerning the rights of directors to indemnity payments and expense advances, all determinations regarding excludable claims will be made only by a court of competent jurisdiction or by special independent legal counsel selected by the director and approved by the Corporation.

         To the extent that the board of directors or the stockholders of the Corporation may in the future wish to limit or repeal the ability of the Corporation to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Corporation.

         In addition, the Corporation's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification by the Corporation for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                           The following documents are filed as a part of this registration statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1      Arkansas Best Corporation Supplemental Benefit Plan.

         4.2 Restated Certificate of Incorporation of the Corporation, filed as Exhibit 3.1 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         4.3      Amended  and  Restated  Bylaws  of the  Corporation,  filed as
                  Exhibit 3.2 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         5.1 Opinion of Richard F. Cooper, Esq., regarding the legality of the securities being registered.

         23.1     Consent of Richard F. Cooper, Esq., included in Exhibit 5.1.

         23.2     Consent of Ernst & Young LLP, independent auditors.

         24.1     Power of Attorney (on signature page).


ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David E. Loeffler, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 17, 1999:

                          ARKANSAS BEST CORPORATION


                          By:    /s/ David E. Loeffler
                                ------------------------------------------------
                                Name: David E. Loeffler
                                Title: Vice President - Chief Financial Officer and Treasurer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                          CAPACITY                                      DATE
            ---------                                          --------                                      ----

/s/ William A. Marguard
-----------------------------             Chairman of the Board, Director                                December 17,
William A. Marquard                                                                                          1999

/s/ Robert A. Young, III
-----------------------------             Director, Chief Executive Officer and                          December 17,
Robert A. Young, III                      President (Principal Executive Officer)                            1999


/s/ David E. Loeffler
-----------------------------             Vice President - Chief Financial Officer and                   December 17,
David E. Loeffler                         Treasurer (Principal Financial and Accounting                      1999
                                          Officer)

/s/ Frank Edelstein
-----------------------------             Director                                                       December 17,
Frank Edelstein                                                                                              1999


/s/ Arthur J. Fritz, Jr.
-----------------------------             Director                                                       December 17,
Arthur J. Fritz, Jr.                                                                                         1999


/s/ John H. Morris
-----------------------------            Director                                                       December 17,
John H. Morris                                                                                               1999

/s/ Alan J. Zakon, Ph.D.
-----------------------------             Director                                                       December 17,
Alan J. Zakon, Ph.D.                                                                                         1999

         THE PLAN.
         --------

         Pursuant to the requirements of the Securities Act of 1933, the Corporation, in its capacity as administrator of the Arkansas Best Corporation Supplemental Benefit Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on the dates indicated.


                           ARKANSAS BEST CORPORATION


                           By:  /s/ David E. Loeffler
                                ------------------------------------------------
                                Name:   David E. Loeffler
                                Title:  Vice President - Chief Financial Officer
                                        and Treasurer

                                  EXHIBIT INDEX


    Exhibit
    Number                     Document Description
    -------                    --------------------

     4.1        Arkansas Best Corporation Supplemental Benefit Plan.

     4.2 Restated Certificate of Incorporation of the Corporation, filed as Exhibit 3.1 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

     4.3        Amended and Restated Bylaws of the Corporation, filed as Exhibit
                3.2 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

     5.1 Opinion of Richard F. Cooper, Esq., regarding the legality of the securities being registered.

     23.1       Consent of Richard F. Cooper, Esq., included in Exhibit 5.1.

     23.2       Consent of Ernst & Young LLP, independent auditors.

     24.1       Power of Attorney (on signature page).